Post-Qualification Amendment No. 6

File No. 024-10767

BRIX REIT, Inc.

Explanatory Note

This amendment to the offering statement on Form 1-A (the “Amendment”) of BRIX REIT, Inc. has been filed pursuant to Rule 252(f)(1)(iii) promulgated under the Securities Act of 1933, as amended, solely for the purpose of filing certain exhibits as indicated in Part III of this Amendment. This Amendment does not modify any provision of the offering circular that forms a part of the offering statement. Accordingly, the offering circular has been omitted.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
1.1*	Form of Dealer Manager Agreement by and between BRIX REIT, Inc. and North Capital Private Securities Corporation
2.1*	Articles of Incorporation
2.2*	Articles of Amendment
2.3A*	Articles of Amendment
2.4*	Bylaws
3.*	Distribution Reinvestment Plan (included in the Offering Circular as Appendix B and incorporated herein by reference)
4.*	Form of Investment Form and Subscription Agreement (included in the Offering Circular as Appendix A and incorporated herein by reference)
6.1*	Conflicts Committee Charter
6.2*	Purchase Agreement dated April 16, 2019 between Rich Uncles NNN Operating Partnership, LP and Agree Fort Worth TX LLC
6.3*	Assignment and Assumption of Purchase Agreement dated May 13, 2019 between Rich Uncles NNN Operating Partnership, LP and BRIX REIT, Inc.
6.4*	24 Hour Fitness Lease dated March 29, 2006 between Fort Worth Fitness, L.P. and 24 Hour Fitness USA, Inc.
6.5*	Purchase And Sale Agreement By And Between 2700 Anderson, LLC and BRIX REIT, Inc. dated August 20, 2019
6.6*	Loan Agreement dated April 30, 2019 between Pacific Mercantile Bank and BRIX REIT, Inc.
6.7*	First Amendment to Loan Agreement dated June 11, 2019 between Pacific Mercantile Bank and BRIX REIT, Inc.
6.8*	Second Amendment to Loan Agreement dated September 9, 2019 between Pacific Mercantile Bank and BRIX REIT, Inc.
6.9*	Termination of Advisory Agreement as of October 28, 2019, by and among BRIX REIT, Inc., Brix Student Housing Operator, LLC and BrixInvest, LLC
6.10*	Third Amendment to Loan Agreement dated December 19, 2019 between Pacific Mercantile Bank and BRIX REIT, Inc.
6.11**	Advisory Agreement between BRIX REIT, Inc. and modiv Advisors, LLC, dated as of January 31, 2020 and effective as of February 3, 2020.
10*	Power of Attorney
11.1*	Consent of Corporate Law Solutions, PC (included in Exhibit 12)
11.2*	Consent of Squar Milner LLP
12.*	Opinion of Corporate Law Solutions, PC as to the legality of the securities being qualified
13.*	“Testing the waters” materials

* Previously filed
** Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this amended offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on February 5, 2020.

BRIX REIT, Inc.

By:	/s/ Raymond J. Pacini
Name:	Raymond J. Pacini
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Messrs. Vipe Desai and Raymond J. Pacini and Ms. Sandra G. Sciutto whose signatures appear below constitute and appoint Aaron S. Halfacre as their true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-qualification amendments) to the offering statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ William R. Broms William R. Broms	Chief Executive Officer and President (Principal Executive Officer)	February 5, 2020
/s/ Raymond J. Pacini Raymond J. Pacini	Chief Financial Officer (Principal Financial Officer)	February 5, 2020
/s/ Sandra G. Sciutto Sandra G. Sciutto	Chief Accounting Officer (Principal Accounting Officer)	February 5, 2020
/s/ Raymond Wirta* Raymond Wirta	Chairman of the Board	February 5, 2020
/s/ Aaron S. Halfacre Aaron S. Halfacre	Director	February 5, 2020
/s/ Vipe Desai Vipe Desai	Director	February 5, 2020
/s/ Jeffrey Cyr* Jeffrey Cyr	Director	February 5, 2020
/s/ Caroline Harkins* Caroline Harkins	Director	February 5, 2020

By his signature set forth below, the undersigned, pursuant to the duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Form 1-A POS Amendment No. 6 on behalf of the persons indicated.

*By:	/s/ AARON S. HALFACRE
Aaron S. Halfacre
Attorney-in-fact